UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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☐           Definitive Proxy Statement

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☐           Soliciting Material Under Rule 14a-12

CHICO’S FAS, INC.
(Name of Registrant as Specified in Its Charter)

BARINGTON COMPANIES EQUITY PARTNERS, L.P.
BARINGTON COMPANIES INVESTORS, LLC
BARINGTON CAPITAL GROUP, L.P.
LNA CAPITAL CORP.
JAMES A. MITAROTONDA
HILCO, INC.
JOSEPH R. GROMEK
SMS CAPITAL, LLC
THOR ECM LLC
J.M. COHEN LONG-TERM INVESTMENT FUND, L.P.
1618 PARTNERS LLC
JANET E. GROVE

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Barington Capital Group, L.P., together with the other participants named herein (collectively, “Barington”), has filed a definitive proxy statement and an accompanying BLUE proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its two director nominees at the 2016 annual meeting of stockholders of Chico’s FAS, Inc., a Florida corporation (the “Company”).

Item 1: On July 1, 2016, Barington issued the following press release:

FOR IMMEDIATE RELEASE
July 1, 2016

BARINGTON GROUP RELEASES DETAILED PRESENTATION ON CHICO’S FAS, INC.

Outlines Barington Group’s Track Record of Success and Sets Forth its Comprehensive Plan to Improve the Company’s Performance and Enhance Long-Term Shareholder Value

Highlights the Company’s Poor Performance and Concerns Regarding Chico’s Board Nominees, including Bonnie Brooks, Whose Election to the Board Would Create a Material Conflict of Interest

Urges Stockholders to Vote the BLUE Proxy Card for the Election of the Barington Group’s Two Experienced, Independent, Stockholder-Focused Nominees to the Chico’s Board

NEW YORK, N.Y., July 1, 2016 – The Barington Group, which collectively beneficially owns more than 1.5% of the outstanding shares of common stock of Chico’s FAS, Inc. (NYSE: CHS) (“Chico’s” or the “Company”), announced today that it has released a comprehensive presentation detailing its strategic plan to improve performance and enhance long-term shareholder value at Chico’s.  The Barington Group’s full presentation can be viewed by clicking the following link: http://tinyurl.com/j5mh6xe.

The presentation highlights the Barington Group’s successful track record working with underperforming retail and apparel companies and sets forth its comprehensive plan to improve Chico’s performance and to enhance long-term shareholder value.  As detailed in the presentation, the Barington Group’s plan involves improving merchandising and operating execution, growing the Soma brand, reducing the Company’s high overhead and advertising costs, repurchasing common stock at current prices, and improving the Company’s executive compensation practices.  In the presentation, the Barington Group details the key reasons why it is critically important that stockholders elect the Barington Group’s two experienced, independent, stockholder-focused nominees: James Mitarotonda and Janet Grove.  The presentation also summarizes the Barington Group’s concerns regarding the Company’s Board nominees.  These include serious concerns regarding Bonnie Brooks, whose election to the Board would create a material conflict of interest as she is the Vice Chairman of Hudson’s Bay Company which owns and operates department store chains – including Saks Fifth Avenue and Lord & Taylor – that directly compete with the Company’s three brands.

The Barington Group encourages stockholders to visit its website, www.barington.com/chicos.html, dedicated to the election of its two highly qualified nominees to the Chico’s Board at the Company’s upcoming 2016 Annual Meeting.

The Barington Group’s nominees are:

James A. Mitarotonda – Mr. Mitarotonda, 62, is the Chairman and Chief Executive Officer of Barington Capital Group, L.P which has a successful track record investing in retail and apparel companies.  Mr. Mitarotonda is an experienced public company director who has represented stockholder interests on more than a dozen boards.  He is collaborative in his approach and has helped numerous public companies improve their long-term financial performance, corporate governance and executive compensation practices.

Janet E. Grove – Ms. Grove, 65, has over 40 years of retail industry experience, including serving as Vice Chairman of Macy’s, Inc., a leading department store chain, and as Chairman and Chief Executive Officer of Macy’s Merchandising Group, where she was responsible for designing, sourcing, marketing and merchandising Macy’s private branded products and managing key vendor relationships.  Since retiring from Macy’s, she has served as a senior advisor to the CEO of Karstadt Department Stores, one of the largest department store chains in German.  She has also served on the Board of Directors of Aeropostale, Inc., a specialty retailer of teen apparel, and Safeway, Inc., one of the largest food and drug retailers in the United States.

THE CHOICE IS CLEAR: VOTE THE BLUE PROXY CARD
NOW TO PROTECT THE VALUE OF YOUR INVESTMENT!

If you have any questions or need assistance in voting the Barington Group’s BLUE proxy card, please contact the Barington Group’s proxy solicitor, Okapi Partners LLC.

OKAPI PARTNERS LLC 1212 Avenue of the Americas, 24th Floor New York, NY 10036 (212) 297-0720 Stockholders Call Toll-Free at: (877) 566-1922 E-mail: info@okapipartners.com

About Barington Capital Group, L.P.:

Barington Capital Group, L.P. is a fundamental, value-oriented activist investment firm that was established by James A. Mitarotonda in January 2000.  Barington invests in undervalued publicly traded companies that Barington believes can appreciate significantly in value as a result of a change in corporate strategy or improvements in operations, capital allocation or corporate governance.  Barington’s investment team, advisors and network of industry experts draw upon their extensive strategic, operating and boardroom experience to assist companies in designing and implementing initiatives to improve long-term shareholder value.  Barington has substantial experience investing in retail and other consumer-focused companies, with prior investments in Dillard’s, The Children’s Place, The Jones Group, Warnaco, Nautica, Steve Madden, Payless ShoeSource, Stride Rite, Collective Brands, Maxwell Shoe, Avon Products, Lone Star Steakhouse, Darden Restaurants and Harry Winston, among others.

CONTACTS:

Jared L. Landaw
Chief Operating Officer
Barington Capital Group, L.P.
Email	jlandaw@barington.com
Tel:	(212) 974-5713

Okapi Partners LLC
Email:	info@okapipartners.com
Tel:	(212) 297-0720
(877) 566-1922 (toll-free)

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Item 2: The following materials were posted by Barington to www.barington.com/chicos.html: